ICC17 7733 ENDORSEMENT HIGHEST QUARTERLY ANNIVERSARY VALUE GUARANTEED MINIMUM DEATH BENEFIT Thank you for choosing Jackson National Life Insurance Company®, hereinafter referred to as "the Company" or "Jackson®." This guaranteed minimum death benefit (GMDB) endorsement is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below and are in effect on the Effective Date of this endorsement as shown on the Supplemental Contract Data Pages. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED UNLESS CONTINUED UNDER A SPOUSAL CONTINUATION OPTION. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE COVERED LIFE (AS DEFINED BY THIS ENDORSEMENT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. IF THE COMPANY EXERCISES SUCH RIGHT, YOU MAY NO LONGER BE ABLE TO FUND THIS BENEFIT, WHICH MAY IMPACT ITS POTENTIAL VALUE AND DURATION. THIS ENDORSEMENT PROVIDES NO CASH OR NONFORFEITURE VALUES. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this endorsement only. All terms defined in the Contract that are used in this endorsement have the same definition as in the Contract.

ICC17 7733 2 "CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. COVERED LIFE. The life on which the GMDB is based, determined at issue of this endorsement. The Covered Life is shown on the Supplemental Contract Data Pages. If the Owner is a natural person, then the Owner is the Covered Life. For Contracts issued to Joint Owners, each Joint Owner is a Covered Life. If the Owner is a non-natural person, the Annuitant is the Covered Life. If the Owner is a non-natural person and there are Joint Annuitants, each Joint Annuitant is a Covered Life." 2) The following language is added to the GENERAL PROVISIONS of the Contract: "MISSTATEMENT OF AGE. If the age of any Covered Life is incorrectly stated on the Effective Date of the GMDB but falls within the allowable age range then, on the date the misstatement is discovered, the GMDB Charge and the GMDB Benefit Base will be recalculated based on the correct age. If the age of any Covered Life is incorrectly stated on the Effective Date and falls outside the allowable age range then, on the date the misstatement is discovered, the GMDB will be null and void and all GMDB Charges will be refunded. REPORTS. For the current reporting period if the GMDB is in effect, the Contract's annual report will also include the current value of the GMDB Benefit Base." 3) The DEATH BENEFIT BEFORE THE INCOME DATE provision is deleted from the Contract's DEATH BENEFIT PROVISIONS and replaced with the following: "DEATH BENEFIT BEFORE THE INCOME DATE. The death benefit amount before the Income Date is equal to the greater of: 1. the current Contract Value; or 2. the GMDB Benefit Base. The Company will calculate the death benefit at the end of the Business Day (after all applicable transactions for the day, including any applicable withdrawal adjustments) on which the Company receives a request for payment with Due Proof of death of any Covered Life, an election identifying the death benefit option and state required forms, if any, in Good Order at its Service Center." 4) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "DEATH BENEFIT AFTER THE INCOME DATE. If the Income Date precedes the Latest Income Date, this endorsement terminates on the Income Date, the GMDB Charge will no longer be assessed and no death benefit is payable. If the Income Date is the Latest Income Date, the death benefit amount is equal to: 1. the GMDB Benefit Base on the Latest Income Date; less 2. the Contract Value on the Latest Income Date. The Company will calculate the death benefit at the end of the Business Day (after all applicable transactions for the day, including any applicable withdrawal adjustments) on which the Company receives a request for payment with Due Proof of death of any Covered Life, an election identifying the death benefit option and state required forms, if any, in Good Order at its Service Center.

ICC17 7733 3 If the Covered Life is not deceased as of the date that the final Income Payment under the elected Income Option is due, the death benefit amount will be payable in a lump sum to the Owner along with the final Income Payment and the endorsement will terminate. GMDB BENEFIT BASE. The GMDB Benefit Base is equal to the greatest of the adjusted quarterly Contract Values from the Effective Date and every subsequent Contract Quarterly Anniversary prior to the oldest Covered Life's Birthday shown on the Supplemental Contract Data Pages. Each adjusted quarterly Contract Value is equal to: 1. the Contract Value on the Effective Date or Contract Quarterly Anniversary; less 2. any adjustments for any withdrawals subsequent to that date (including any applicable charges and adjustments for such withdrawals); plus 3. any Premium paid (net of any applicable premium taxes) subsequent to that date. For the purpose of calculating the GMDB Benefit Base, 1. all adjustments will occur at the time of the withdrawal or Premium payment, and 2. all adjustments for amounts withdrawn will reduce the GMDB Benefit Base in the same proportion that the Contract Value was reduced on the date of the withdrawal. Spousal Continuation Option. Unless the Contract is subject to a Pre-selected Death Benefit Option, a spousal Joint Owner or a spousal Beneficiary may elect to decline the standard death benefit and instead continue the Contract at an adjusted Contract Value. A Contract continued according to the Spousal Continuation Option will continue at a new Contract Value determined as the greater of the current Contract Value or the GMDB Benefit Base. The difference between the GMDB Benefit Base and the current Contract Value is defined as the "continuation adjustment." The Company will allocate the continuation adjustment to the Investment Divisions and Fixed Account Options based on the current allocation rules for the Contract. The continuation adjustment will have no effect on the Fixed Account Minimum Value defined in the Contract. Upon Spousal Continuation, the optional GMDB terminates, the GMDB Charge will no longer be assessed and no future benefit will be paid under the endorsement. Assessment of GMDB Charge. The GMDB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. If the Fixed Account Contract Value is greater than the Fixed Account Minimum Value, the GMDB Charge will be deducted on a pro rata basis from the Separate Account Contract Value and the Fixed Account Contract Value, until such time that the Fixed Account Contract Value has been reduced to the Fixed Account Minimum Value, as defined in Your Contract. If the Fixed Account Contract Value is equal to the Fixed Account Minimum Value, the GMDB Charge will be deducted on a pro rata basis from the Investment Divisions. If no value remains in the Investment Divisions and the Fixed Account Contract Value is equal to the Fixed Account Minimum Value, the GMDB Charge will not be assessed for that Contract Quarter. The GMDB Charge will be assessed appropriately when the Fixed Account Contract Value is greater than the Fixed Account Minimum Value or any Investment Division has value.

ICC17 7733 4 GMDB Charges applied to the Separate Account Contract Value result in a redemption of Accumulation Units. The GMDB Charge will not affect the value of the Accumulation Units. Upon termination of the GMDB prior to the Latest Income Date, a pro rata GMDB Charge will be deducted from Your Contract Value for the period since the last quarterly GMDB Charge. Upon the Latest Income Date, a pro rata GMDB Charge will be deducted from Your Contract Value for the period since the last quarterly GMDB Charge. No GMDB Charge will be assessed after the Latest Income Date. The GMDB Charge will be calculated before any adjustments to the GMDB Benefit Base for withdrawals. The Company reserves the right to increase the GMDB Charge percentage, subject to the Maximum GMDB Charge provision found on the Supplemental Contract Data Pages." TERMINATION OF THE GMDB. All benefits under this endorsement cease when the GMDB endorsement terminates. The GMDB endorsement will terminate on the earlier of: 1. any date preceding the Latest Income Date that You elect to receive income payments under the Contract; 2. the date You take a total withdrawal; 3. any date preceding the Latest Income Date upon which the Contract Value falls to zero; 4. the date the Company receives Due Proof of any Covered Life's death and a Beneficiary's election of a death benefit option in Good Order at its Service Center; 5. the date upon which the Spousal Continuation Option is elected; or 6. the date after the Latest Income Date upon which the death benefit is paid to the Owner with the final Income Payment due under the elected Income Option. Signed for the Jackson National Life Insurance Company President

ICC17 7733-S SUPPLEMENTAL CONTRACT DATA PAGES Contract Number: [1234567890] Benefit: Highest Quarterly Anniversary Value Guaranteed Minimum Death Benefit Covered Life: [John Doe] Covered Life Issue Age: [45] Joint Covered Life: [Jane Doe] Joint Covered Life Issue Age: [35] Oldest Covered Life's Birthday: [81st] birthday Guaranteed Minimum Death Benefit (GMDB) Charge. The GMDB Charge percentage equals [0.1250%] of the GMDB Benefit Base on a quarterly basis and is deducted (i) at the end of each Contract Quarter; and (ii) upon termination of the GMDB. This charge may increase, subject to the Maximum GMDB Charge. Maximum GMDB Charge. On each [5th] Contract Anniversary following the Effective Date of this endorsement, the Company reserves the right to increase the GMDB Charge percentage by up to [0.0250%] on a quarterly basis. The Maximum GMDB Charge percentage is [0.2500%] on a quarterly basis. If the GMDB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMDB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMDB Charge percentage increases by forfeiting the Highest Quarterly Anniversary Value provision and any future increases to the GMDB Benefit Base. Upon such election, no future Premium payments will be allowed. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMDB Charge percentage is scheduled to increase. Effective Date. This endorsement is effective on the Issue Date of the Contract to which it is attached. Signed for the Jackson National Life Insurance Company President